UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2017

Emerge Energy Services LP

(Exact name of registrant as specified in its charter)

Delaware	001-35912	90-0832937
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

6000 Western Place, Suite 465

Fort Worth, Texas 76107

(Address of principal executive office) (Zip Code)

(817) 618-4020
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Second Lien Term Loan Agreement

On April 12, 2017, Emerge Energy Services LP (the “Partnership”) entered into a new $40.0 million second lien senior secured term loan facility with the Partnership’s wholly owned subsidiaries Emerge Energy Services Operating LLC and Superior Silica Sands LLC, as borrowers (the “Borrowers”) and U.S. Bank National Association as disbursing agent and collateral agent (the “Second Lien Term Loan Agreement”). The Second Lien Term Loan Agreement matures on April 12, 2022. Proceeds of the new term credit facility will be used to (i) pay down a portion of the Partnership’s existing revolving credit facility, (ii) fund the acquisition referred to in Item 7.01 below, (iii) pay fees and expenses incurred in connection with the new term credit facility and (iv) for general business purposes. Substantially all of the Partnership’s assets are pledged as collateral on a second lien basis under the Second Lien Term Loan Agreement.

The Second Lien Term Loan Agreement contains various covenants and restrictive provisions and also requires the maintenance of certain financial covenants as follows:

•                  beginning with the fiscal quarter ending March 31, 2018, an interest coverage ratio of not less than 1.70:1.00 increasing quarterly thereafter to 2.55:1.00 for the fiscal quarter ending March 31, 2019 and thereafter;

•                  beginning with the fiscal quarter ending June 30, 2017, a minimum EBITDA of not less than $637,500 for such fiscal quarter, increasing quarterly to $50,000,000 for the four fiscal quarter period ending June 30, 2019 and thereafter; and

•                  minimum excess availability of at least $12,750,000 so long as the Revolving Credit Agreement (as defined below) remains in effect;

Loans under the Second Lien Term Loan Agreement will bear interest at the Partnership’s option at either the base rate plus 9.00%; or LIBOR plus 10.00%.

The foregoing description of the Second Lien Term Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the Second Lien Term Loan Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Amendment to Revolving Credit Agreement

On April 12, 2017, the Partnership entered into Amendment No. 12 (the “Amendment”) to the amended and restated revolving credit and security agreement, dated as of June 27, 2014 (as amended by the Amendment, the “Revolving Credit Agreement”), among the Partnership, as parent guarantor, the Borrowers, as borrowers, PNC Bank, National Association, as administrative agent and collateral agent, and the other lenders party thereto. The Amendment amended the Revolving Credit Agreement to permit the Partnership and the Borrowers to enter into the Second Lien Term Loan Agreement and to reduce the revolving credit facility to $190,000,000, and further reduce the revolving credit facility on a quarterly basis to $125,000,000 for the quarter beginning January 1, 2019.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Second Lien Term Loan Agreement and the Amendment in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the following information in this Current Report on Form 8-K (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

On April 17, 2017, the Partnership issued a press release announcing the entry into a definitive agreement to acquire substantially all of the assets of Materials Holding Company, Inc., Osburn Materials, Inc., Osburn Sand Co. and South Lehr, Inc. relating to the mining, production, sale and transport of a variety of sand products. A copy of the press releases is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Second Lien Term Loan Agreement.

10.2	Amendment No. 12 to Amended and Restated Revolving Credit and Security Agreement.

99.1	Press Release dated April 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerge Energy Services LP

	By:	Emerge Energy Services GP LLC,
its general partner

Dated: April 17, 2017	By:	/s/ Deborah Deibert
		Name:	Deborah Deibert
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Second Lien Term Loan Agreement.

10.2	Amendment No. 12 to Amended and Restated Revolving Credit and Security Agreement.

99.1	Press Release dated April 17, 2017.